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                                                                   EXHIBIT 10.12


                       PARTNERSHIP STOCK PLEDGE AGREEMENT


                 This PARTNERSHIP STOCK PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of October 6, 1995, is made by Ronald S. Haft ("Pledgor") in favor of Dart Group Corporation, a Delaware corporation ("Lender"), as collateral agent and bailee (in such capacity, "Collateral Agent") for Lender and Cabot-Morgan Real Estate Company, a Delaware corporation ("Cabot-Morgan"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Master Agreement (defined below) except that an "Event of Default" shall have the meaning set forth in the Promissory Notes (defined below).

                                  WITNESSETH:


                 WHEREAS, Lender and Pledgor are adverse parties in the lawsuits captioned, Ronald S. Haft v. Dart Group Corporation, Delaware Chancery Court, CA-13736 and Alan R. Kahn and the Tudor Trust v. Herbert Haft, Del. Ch. C.A. No. 13154 and, simultaneously with the execution and delivery of this Pledge Agreement, have entered into that certain Settlement Agreement of even date herewith pursuant to which Lender and Pledgor have agreed to settle such lawsuits on the terms, and subject to the conditions, set forth therein (the "Settlement Agreement");

                 WHEREAS, in connection with the Settlement Agreement Pledgor, Lender and certain of their respective affiliates have entered into certain other agreements and documents, including the Real Estate Master Agreement of even date herewith among Pledgor, Lender and Cabot-Morgan (the "Master Agreement") and this Pledge Agreement, which, together with the Settlement Agreement, are collectively referred to herein as the "Settlement Documents" (as such term is defined in the Master Agreement);

                 WHEREAS, on the date hereof, Lender has made certain loans to Pledgor and Pledgor has executed and delivery to Lender the $37 Million Note, the $27.4 Million Note and the $11.6 Million Note (as such terms are defined in the Settlement Agreement; (collectively, the "Promissory Notes") to evidence such loans;

                 WHEREAS, Pledgor is the legal and beneficial owner of 400 shares of capital stock of CP/Greenbriar Retail, Inc., a Virginia corporation, 400 shares of capital stock of CP/Greenbriar Office, Inc., a Virginia corporation, and 300 shares of capital stock of Bull Run, Inc., a Maryland corporation (the "Subject Corporations");

                 NOW, THEREFORE, for and in consideration of Lender and Cabot-Morgan entering into the Settlement Documents and Lender making the loans evidenced by the Promissory Notes, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Collateral Agent and Pledgor hereby agree as follows:
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                 1.       Pledge.  Pledgor hereby pledges to Collateral Agent,
for the benefit of Lender and Cabot-Morgan, a security interest in the following (collectively, the "Pledged Collateral"):

                 (a) Any and all shares of the capital stock of the Subject Corporations, now or at any time or times hereafter, owned by Pledgor, the certificates representing the shares of such capital stock (such now-owned shares being identified on Exhibit A attached hereto and made a part hereof), all options and warrants for the purchase of shares of the capital stock of the Subject Corporations, now or hereafter held in the name of Pledgor (all of said capital stock, options and warrants and all capital stock held in the name of Pledgor as a result of the exercise of such options or warrants being hereinafter collectively referred to as the "Pledged Stock"), stock powers with respect to the Pledged Stock in the form of Exhibit B attached hereto and made a part hereof (the "Powers") duly executed in blank, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock;

                 (b) All additional shares of the capital stock of the Subject Corporations from time to time acquired by Pledgor in any manner and the certificates representing such additional shares (any such additional shares and voting certificates shall constitute part of the Pledged Stock and Collateral Agent is irrevocably authorized to amend Exhibit A from time to time to reflect such additional shares), and all options, warrants, dividends, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

                 (c)      The property and interests in property described in
         Section 3 below; and

                 (d)      All proceeds of the foregoing.

                 2. Security for Obligations. The Pledged Collateral secures the prompt payment, performance and observance of all present and future debts, obligations and liabilities of Pledgor or of any other obligor under the Settlement Documents which is controlled by Pledgor (collectively with Pledgor, the "RSH Obligors") to Lender (on its own behalf and as an agent and bailee for itself and Cabot-Morgan) and Cabot-Morgan arising pursuant to, or on account of this Pledge Agreement and the other Settlement Documents, including, without limitation, the obligations of the RSH Obligors to Cabot-Morgan, Lender (on its own behalf and as an agent and bailee for itself and Cabot-Morgan) and/or any collateral agent, bailee or escrow agent acting on behalf of Lender or Cabot-Morgan (i) to pay any indemnification obligation under this Pledge Agreement or any





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other Settlement Document, and any and all other sums due (including applicable interest thereon) at any time thereunder, (ii) to pay principal of, interest on, and all other amounts payable pursuant to, the Promissory Notes, including any amendment, extension or renewal thereof, or any exchange or substitution therefor, and (iii) to pay all other amounts, and perform, observe and comply with all of the terms, covenants and conditions which are to be performed, observed or complied with by the RSH Obligors under this Pledge Agreement, the Promissory Notes or any other Settlement Document (collectively, the "Obligations").

                 3. Pledged Collateral Adjustments. If, during the term of this Pledge Agreement:

                 (a) Any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of Lender, or any option or warrant included within the Pledged Collateral is exercised, or both, or

                 (b) Any subscription, warrants or any other rights or options shall be issued in connection with the Pledged Collateral,

then all new, substituted and additional shares, warrants, rights, options or other securities, issued by reason of any of the foregoing shall be immediately delivered to and held by Collateral Agent under the terms of this Pledge Agreement and shall constitute Pledged Collateral hereunder.

                 4. Subsequent Changes Affecting Pledged Collateral. Pledgor represents and warrants that Pledgor has made Pledgor's own arrangements for keeping informed of changes or potential changes affecting the Subject Corporations or the capital structure of the Subject Corporations (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that none of Collateral Agent, Lender or Cabot-Morgan shall have any obligation to inform Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto.

                 5. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral held by Pledgor on the date hereof have herewith been delivered to Collateral Agent, accompanied by Powers in the form of Exhibit B duly executed in blank, and any and all hereafter obtained or received by Pledgor shall be delivered to Collateral Agent pursuant hereto, accompanied by Powers in the form of Exhibit B duly executed in blank. All of the foregoing certificates shall be accompanied by Powers in the form of Exhibit B duly executed in blank and shall bear legends indicating that such Pledged Shares are subject to the lien and security interest created under this Pledge Agreement. All certificates or instruments shall be in suitable form for transfer by delivery, or shall be





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accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Collateral Agent.

                 6. Representations and Warranties. Pledgor represents and warrants to Collateral Agent, Lender and Cabot-Morgan as follows:

                 (a) Pledgor is the sole legal and beneficial owner of, and Pledgor has the complete and unconditional authority to pledge and grant a security interest in, the Pledged Stock, as set forth in Exhibit A, free and clear of any lien, security interest, pledge, hypothecation, claim, charge, tax assessment, encumbrance or other restriction of any kind or character ("Lien") except for the Lien created by this Pledge Agreement, and the Pledged Collateral constitutes 100% of Pledgor's interests in the Subject Corporations except for the First Union Pledged Shares;

                 (b) Pledgor has full power and authority to enter into this Pledge Agreement;

                 (c) There are no restrictions upon the voting rights associated with, or upon the transfer of, or upon the grant of Lien on, any of the Pledged Collateral;

                 (d) Pledgor has the right to vote, pledge, assign and grant a security interest in or otherwise transfer such Pledged Collateral free of any Liens, without the necessity of obtaining any consents or authorizations from any third parties;

                 (e) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by Pledgor or (ii) for the exercise by Collateral Agent of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally);

                 (f) The pledge of the Pledged Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, in favor of Collateral Agent for the benefit of Lender and Cabot- Morgan, securing the payment and performance of the Obligations;

                 (g) This Pledge and the Powers have been executed and delivered by Pledgor and constitute the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with their respective terms, except as





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         enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' right generally and except as to limitations under general equitable principles on the availability of specific relief;

                 (h) The Powers are duly executed and give Collateral Agent the authority they purport to confer;

                 (i) There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any governmental authority, pending, or to the knowledge of Pledgor, threatened against Pledgor or any property or assets of Pledgor that will materially and adversely affect the ability of Pledgor to perform Pledgor's obligations under this Pledge Agreement;

                 (j) The execution, delivery and performance of this Pledge Agreement by Pledgor does not violate (i) any instrument or any indenture, mortgage, or any other agreement to which Pledgor is a party or by which any of the properties or assets of Pledgor may be bound; or (ii) any restriction on the transfer or encumbrance of such Pledged Collateral;

                 (k) Pledgor does not have any liabilities, obligations or commitments, including, without limitation, those for taxes of any kind, which, if adversely determined or not discharged or performed by Pledgor, will create any Lien in or against any of the Pledged Collateral or the Subject Corporations in which Pledgor holds any direct or indirect interest or any direct or indirect interest of such Pledgor therein. To the best knowledge of Pledgor there is no liability, commitment or obligation of Pledgor or any Pledged Collateral or the Subject Corporations in which Pledgor holds any direct or indirect interest which is not disclosed in this Agreement or any schedule hereto, which liability, commitment or obligation could have a material adverse effect on the value of the Pledged Collateral, any Subject Corporation or any interest of Pledgor therein; and

                 7. Voting Rights. During the term of this Pledge Agreement, and except as provided in this Section 7, Pledgor shall have the right to vote the Pledged Stock on all corporate questions in a manner not inconsistent with the terms of this Pledge Agreement, the Promissory Notes and the other Settlement Documents.

                 8.       Dividends and Other Distributions.  (a) Subject to
Section 8(b) and so long as no Event of Default shall have occurred:

                 (i) Pledgor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all:





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                          (A)     dividends and interest paid or payable other
                 than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral;

                          (B) dividends and other distributions paid or payable in cash with respect to any of the Pledged Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and

                          (C) cash paid, payable or otherwise distributed with respect to principal of, or in redemption of, or in exchange for, any of the Pledged Collateral;

         shall be Pledged Collateral, and shall be forthwith delivered to Collateral Agent to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for Collateral Agent, be segregated from the other property or funds of Pledgor, and shall be paid over or delivered immediately to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements); and

                (ii) Collateral Agent shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to receive the dividends or interest payments which it is authorized to receive and retain pursuant to clause (i) above.

                 (b) Notwithstanding the provisions of Section 8(a) and subject to the limitations set forth below, Collateral Agent shall at all times have the sole right to receive and retain any and all dividends, interest and distributions paid in respect of the Pledged Collateral which, directly or indirectly, constitute dividends, interest and distributions from the Joint Ventures to the CP/Partnerships or JV Management, L.L.C., paid pursuant to Sections 3.06 and/or 8.02 of the respective Amended and Restated Joint Venture Agreements of the Joint Ventures. All dividends, interest and distributions received by Pledgor contrary to the provisions of this Section 8(b), shall be received in trust for Collateral Agent, be segregated from the other property or funds of Pledgor, and shall be paid over or delivered immediately to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

                 The foregoing obligation shall apply to any funds which are directly or indirectly receivable by any RSH Obligor upon any sale of any Joint Venture or Property which occurs after at least any two of the Joint Ventures or Properties have been sold (including that such obligation applies to any group or series of sales after which the number of Joint Ventures or Properties sold would exceed two). Upon any such sale Pledgor shall pay into the





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RSH Escrow Account the portion of the funds receivable by Pledgor that is equal to the product of $5.0 million multiplied by the quotient of the Stipulated Value (as defined in Exhibit K to the Master Agreement) with respect to the Joint Venture or Property being sold divided by the Stipulated Value of the Joint Ventures or Properties not yet sold (including any Joint Venture or Property then being sold) multiplied by ten percent (10%); provided, however, that upon the sale of the last Property to be sold Pledgor shall pay into the RSH Escrow Account such amount as is necessary so that the aggregate proceeds deposited into the RSH Escrow Account is at least $5.0 million; provided, further, that in the event the pledge pursuant to the Pledge Agreements by any RSH Obligor shall become wholly or partially invalid or unenforceable, upon the sale of any Joint Venture or Property, Pledgor shall deposit all such distributions or sales proceeds into the RSH Escrow Account until the aggregate proceeds deposited into the RSH Escrow Account is at least $5.0 million (taking into account, if applicable, reductions in the amount on deposit as a consequence of any refund or repayment arising in connection with any invalidation or unenforceability).

                 Subject to the second proviso of the second sentence of the immediately preceding paragraph, the obligation of Pledgor to make payments into the RSH Escrow Account pursuant to this Section 8(b) shall be limited to a cumulative $5.0 million and the obligation to make any further payments shall terminate on the earlier to occur of (i) such time as the cumulative distributions deposited into the RSH Escrow Account equal $5.0 million, (ii) the date on which the Reserved Obligation described under Section 4.1(a)(iv) of the Master Agreement shall cease in its entirety to be a Reserved Obligation pursuant to Section 4.1(b)(iv) of the Master Agreement and (iii) the date on which the Escrow Funds, plus Attributed Interest (as defined below) exceeds the aggregate amount of the sum of (A) the Reserved Obligations and (B) the Warehouse Reserve. For purposes of this Section 8(b) "Attributed Interest" shall mean a projected amount of interest which would accrue at a simple rate of interest of 6.0% per annum on (i) the Escrow Funds in the C-M Escrow Account from the date of calculation through the Termination Date and (ii) the Escrow Funds in the RSH Escrow Account from the date of calculation through the date which is 30 months after the date of calculation. The calculation of the amount of the Retained Distributions, Escrow Funds, the Reserved Obligations and the Attributed Interest shall be determined as provided in Section 11.2 of the Master Agreement.

                 Each Pledgor agrees to notify each Subject Corporation in which such Pledgor holds an interest to pay such dividends, interests and distributions directly to the RSH Escrow Account in accordance with this Pledge.

                 (c) Notwithstanding any other provision of this Section 8, (A) after the occurrence of an Event of Default or (B) upon any Revocation Closing (as defined in the Settlement Agreement) pursuant to Section 1.5 of the Settlement Agreement:





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                 (i)      All rights of Pledgor to receive the dividends and
         interest payments that Pledgor would otherwise be authorized to receive and retain pursuant to Section 8(a)(i) hereof shall cease, and all such rights shall thereupon become vested in Collateral Agent which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments and other distributions, and any funds so received following a Revocation Closing shall be immediately applied to the prepayment of the $37 Million Note, and upon payment in full thereof, prepayment of the $11.7 Million Note;

                 (ii) All dividends, interest payments and other distributions which are received by Pledgor contrary to the provisions
         Section 8(c)(i) shall be received in trust for Collateral Agent, shall be segregated from other funds of Pledgor and shall be paid over or delivered immediately to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements);

                 (iii) The Pledged Collateral may be sold or otherwise disposed of by Collateral Agent as provided in Section 10;

                 (iv) Pledgor shall, upon the request of Collateral Agent, at Pledgor's expense, do or cause to be done all such other acts and things as may be necessary to make such assignment of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

                 Pledgor will reimburse Collateral Agent for all expenses incurred by Collateral Agent, including, without limitation, reasonable attorneys' and accountants' fees and expenses in connection with the foregoing.

                 9. Transfers and Other Liens. Pledgor agrees that Pledgor will not (i) sell, assign, transfer, pledge or otherwise dispose of or encumber, or grant any option with respect to, all or any portion of the Pledged Collateral without the prior written consent of Collateral Agent, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the Lien under this Pledge Agreement or (iii) consent or approve the authorization of any additional shares of capital stock of Lender. Pledgor shall defend the title to the Pledged Collateral against all persons.

                 10. Remedies. (a) Collateral Agent shall have, in addition to any other rights given under this Pledge Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of Delaware. In addition, after the occurrence of an Event of Default, Collateral Agent shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of Collateral





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Agent or which Collateral Agent shall otherwise have the ability to transfer under applicable law, Collateral Agent may, in Collateral Agent's sole discretion, without notice except as specified below, after the occurrence of an Event of Default, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. Lender or Cabot-Morgan may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. Pledgor agrees to pay to Collateral Agent, Lender and Cabot-Morgan all reasonable expenses (including, without limitation, court costs and reasonable attorneys' and paralegals' fees and expenses) of, or incident to, the enforcement of any of the provisions hereof. Collateral Agent agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with Section 10(i) and Pledgor shall remain liable for any deficiency following the sale of the Pledged Collateral.

                 (b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, Collateral Agent will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by Pledgor at least five (5) Business Days before the time of the sale or disposition; provided, however, that Collateral Agent may give any shorter notice that is commercially reasonable under the circumstances. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

                 (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, Pledgor agrees that after the occurrence of an Event of Default, Collateral Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral (i) by means of an underwritten public offering as provided in Section 10(d) or (ii) by private placement as provided in Section 10(e).

                 (d) Collateral Agent may, at Pledgor's expense, attempt to sell the Pledged Collateral in an underwritten public offering. In such event Pledgor shall, upon the request of





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Collateral Agent, execute and deliver all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Collateral Agent, Pledgor or Collateral Agent's or Pledgor's counsel, advisable to assist Collateral Agent in registering the applicable Pledged Collateral under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), to qualify the Pledged Collateral under state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, and to assist Collateral Agent in making all amendments and supplements thereto and to the related prospectus which, in the opinion of Collateral Agent, Pledgor or Collateral Agent's or Pledgor's counsel, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations thereunder.

                 Pledgor shall, upon the request of Collateral Agent, at Pledgor's expense, do or cause to be done all such other acts and things as may be necessary to permit Collateral Agent to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law and the requirements of any underwriter, including the execution and delivery of any underwriting agreement.

                 Pledgor will reimburse Collateral Agent for all expenses incurred by Collateral Agent including, without limitation, reasonable attorneys' and accountants' fees and expenses in connection with the foregoing. Upon or at any time after the occurrence of an Event of Default, if Collateral Agent determines that, prior to any public offering of any securities constituting part of the Pledged Collateral, such securities should be registered under the Securities Act and/or registered or qualified under any other federal or state law and such registration and/or qualification is not practicable, then Pledgor agrees that it will be commercially reasonable if a private sale, upon at least five (5) Business Days' notice to Pledgor, is arranged so as to avoid a public offering, even though the sales price established and/or obtained at such private sale may be substantially less then prices which could have been obtained for such security on any market or exchange or in any other public sale.

                 (e) Collateral Agent may, at Pledgor's expense, attempt to sell the Pledged Collateral in a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution.
In so doing, Collateral Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by Collateral Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If Collateral Agent solicits such offers from not less than three (3) such investors, then the acceptance by Collateral Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method





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of disposing of such Pledged Collateral; provided, however, that this Section does not impose a requirement that Collateral Agent solicit offers from three or more investors in order for the sale to be commercially reasonable.

                 (f) Pledgor agrees that (i) in the event Collateral Agent shall, upon any Event of Default, sell the Pledged Collateral or any portion thereof at a private sale or sales, Collateral Agent shall have the right to rely upon the advice and opinion of investment bankers engaged by Collateral Agent as to the best price reasonably obtainable upon such a private sale and
(ii) in the absence of fraud, such reliance shall be conclusive evidence that Collateral Agent handled such matter in a commercially reasonable manner under applicable law.

                 (g) Each right, power and remedy of Collateral Agent, Lender, Cabot-Morgan or any collateral agent, bailee or escrow agent acting on behalf of Lender or Cabot-Morgan provided for in this Pledge Agreement, the Promissory Notes or any other Settlement Document, or now or hereafter existing at law or in equity, by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Pledge Agreement, the Promissory Notes or in any of the other Settlement Documents, or now or hereafter existing at law or in equity, by statute or otherwise. The exercise or the beginning of the exercise by Collateral Agent, Lender, Cabot-Morgan or any collateral agent, bailee or escrow agent acting on behalf of Lender or Cabot-Morgan of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by any of them of any or all such other rights, powers or remedies. Collateral Agent, Lender, Cabot-Morgan or any collateral agent, bailee or escrow agent acting on behalf of Lender or Cabot-Morgan may exercise any such right, power or remedy against Pledgor without exercising such rights, powers or remedies against any other RSH Obligor.

                 (h) Pledgor hereby agrees that after the occurrence of an Event of Default, Collateral Agent, Lender, Cabot-Morgan or any collateral agent, bailee or escrow agent acting on behalf of Lender or Cabot-Morgan may proceed to foreclose the security interest in, or exercise any rights of any of them against, any or all collateral which any of them may hold as a security for repayment of the Obligations in such order, and at such times, as Collateral Agent, Lender, Cabot-Morgan or any collateral agent, bailee or escrow agent acting on behalf of Lender or Cabot-Morgan may elect in its sole discretion. No such action shall be deemed to release, relinquish, alter or impair any rights of Collateral Agent, Lender or Cabot-Morgan hereunder. Pledgor hereby waives all rights which Pledgor may have under the doctrines of marshalling of assets or marshalling of Liens.

                 (i) Upon the occurrence of any Event of Default and the sale of any or all of the Pledged Collateral, the proceeds from such sale shall be applied by Collateral Agent as follows:

                 First: to payment of the costs and expenses of such sale, including the expenses of Collateral Agent and the fees and expenses of counsel employed in connection therewith;

                 Second: to the payment of the remainder of the Obligations in such order as Collateral Agent shall determine;

                 Third: to the payment of any other amounts required by applicable law;

                 Fourth: the balance, if any, of such proceeds shall be paid to Pledgor, Pledgor's successor and assigns, or as a court of competent jurisdiction may direct.

         In addition, notwithstanding any other provision of this Section 10, Lender hereby agrees that if Pledgor, promptly after the occurrence of an Event of Default, delivers written notice to Borrower that it authorizes Lender to forebear, for a specified period not in excess of six months, the exercise of any remedy to sell the Pledged Collateral, Lender will not initiate any public or private sale of the Pledged Stock during such period; provided, that at the end of each specified period the Pledgor may extend such forbearance for an additional period not to exceed six months.

                 11. Security Interest Absolute. All rights of Collateral Agent and Cabot-Morgan and the security interests created hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

                 (i) Any lack of validity or enforceability of this Pledge Agreement, the Promissory Notes or any other Settlement Document;

                (ii) Any change in the time, manner or place of payment of, or in any other term of, all or any part of the Promissory Notes or any other Obligation, or any other amendment or waiver of or any consent to any departure from this Pledge Agreement, the Promissory Notes or any other Settlement Document;

               (iii) Any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any part of the Obligations; or

                (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Obligations or of this Pledge Agreement, the Promissory Notes or any other Settlement Document.

                 12. Collateral Agent Appointed Attorney-in-Fact. Pledgor hereby appoints Collateral Agent Pledgor's attorney-in-fact, with full authority, in the name of Pledgor or otherwise, after the occurrence of an Event of Default, from time to time in Collateral Agent's sole discretion, individually or jointly to take any action and to execute any instrument which Collateral Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of Lender to the name of Collateral Agent or Collateral Agent's nominee. After the occurrence of an Event of Default, Collateral Agent may in Collateral Agent's sole discretion and without notice to Pledgor, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, Collateral Agent may at any time exchange certificates or instruments representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.

                 13. Duty of Care. None of Collateral Agent, Lender or Cabot-Morgan shall be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with Collateral Agent's, Lender's or Cabot-Morgan's (i) gross negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in Collateral Agent's possession. Without limiting the generality of the foregoing, none of Collateral Agent, Lender or Cabot-Morgan shall be under any obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of Pledgor, and shall constitute part of the Obligations secured hereby.

                 14. Notices. All notices and other communications provided for hereunder shall be in writing and shall be deemed given if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or by facsimile (answerback required), if to Collateral Agent or Pledgor, at the addresses specified from time to time in accordance with the Promissory Note.

                 15. Indemnity and Expenses. (a) Pledgor agrees to indemnify Collateral Agent, Lender and Cabot-Morgan from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) arising out of or resulting from this Pledge Agreement (including, without limitation, enforcement of this Pledge Agreement), except claims, losses or liabilities resulting from Collateral Agent's, Lender's or Cabot-Morgan's gross negligence or willful misconduct.

                 (b) Pledgor will upon demand pay to Collateral Agent, Lender and Cabot-Morgan the amount of any and all reasonable expenses, including the reasonable fees and expenses of counsel to any of them and of any experts and agents, which any of them may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent, Lender or Cabot-Morgan hereunder or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

                 16. Specific Performance. Pledgor acknowledges and agrees that in the event of any breach of this Pledge Agreement, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that Collateral Agent, Lender and Cabot-Morgan, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance (including temporary restraining orders) of this Pledge Agreement in any action instituted in the Delaware Court of Chancery or the United States District Court for the District of Delaware, or, in the event neither of said courts would have jurisdiction over such action, in any court of the United States or any state having subject matter jurisdiction. Pledgor consents to personal jurisdiction in any such action brought in the Delaware Court of Chancery or the United States District Court for the District of Delaware.

                 17. Term; Releases. This Pledge Agreement shall remain in full force and effect until the Obligations have been fully and indefeasibly paid in cash whether as direct payment to Lender or Cabot-Morgan or as provided by Article 6 of the Master Agreement. Upon the termination of this Pledge Agreement as provided above (other than as a result of the sale of the Pledged Collateral), Collateral Agent will release the security interest created hereunder. This Pledge Agreement shall continue in effect notwithstanding the occurrence of any Revocation Closing (as defined in the Settlement Agreement) pursuant to Section 1.5 of the Settlement Agreement.

                 18. Cross Default. The Settlement Agreement, this Pledge Agreement and the other Settlement Documents constitute one integrated whole. Pledgor acknowledges and agrees that a material breach under any of the Settlement Documents by Pledgor or any other RSH Obligor shall constitute a material breach under each other Settlement Document including this Pledge Agreement. Lender and Cabot-Morgan acknowledge and agree that a material breach under any of the Settlement Documents by Lender, Cabot-Morgan or any Person controlled by Lender shall constitute a material breach under each other Settlement Document including this Pledge Agreement.

                 19. Reinstatement; Liens. This Pledge Agreement and the Obligations and Liens hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. Pledgor shall not contest or support any other Person in contesting, in any actions or proceedings, the priority or validity of any Lien or other claim in any collateral or other interest granted under any Settlement Document by Pledgor, or any other RSH Obligor to Collateral Agent, Lender, Cabot-Morgan, or any collateral agent, bailee or escrow agent acting on behalf of Lender or Cabot Morgan.

                 20. Further Assurances. Pledgor agrees that Pledgor will cooperate with Collateral Agent, Lender and Cabot-Morgan and will execute and deliver, or cause to be executed and delivered, all such other powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as Collateral Agent may reasonably request from time to time in order to carry out the provisions and purposes of this Pledge Agreement.

                 21. Survival of Representations and Warranties. The covenants, agreements, representations and warranties of the parties hereto made in this Pledge Agreement shall survive the closing of the transactions contemplated hereby.

                 22. Successors and Assigns. This Pledge Agreement shall be binding upon and inure to the benefit of Pledgor, Collateral Agent, Lender, Cabot-Morgan and their respective heirs, executors, administrators, successors (including any representative, executor or administrator of Pledgor's estate) and assigns. Pledgor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for Pledgor.

                 23. Amendments, Waivers and Consents. No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by Pledgor from this Pledge Agreement, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 24. Exhibits. The Exhibits attached to this Pledge Agreement are incorporated herein and shall be part of this Pledge Agreement for all purposes.

                 25. Section Headings. The section headings herein, and the headings in the Exhibits hereto, are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Pledge Agreement. Unless otherwise specified, references in this Pledge Agreement to Sections or Exhibits are references to Sections of, or Exhibits to, this Pledge Agreement.

                 26.      Definitions.     The singular shall include the
plural and vice versa as the context may require. Notwithstanding a Revocation Closing (as defined in the Settlement Agreement) pursuant to Section 1.5 of the Settlement Agreement, terms defined herein by reference to agreements which do not survive the Revocation Closing shall continue to have the meanings ascribed to such terms in such agreements.

                 27. Entire Agreement. This Pledge Agreement (including the Exhibits hereto) and the other Settlement Documents set forth the entire understanding of the parties hereto and supersede all prior agreements between them with respect to the subject matter hereof and all prior negotiations between the parties are merged in this Pledge Agreement and the other Settlement Documents, and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between them other than as herein set forth.

                 28. Severability. If this Pledge Agreement or any other Settlement Document or any one or more of the provisions contained in this Pledge Agreement or any other Settlement Document, should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all remaining provisions shall not in any way be affected or impaired.

                 29. Governing Law. THIS PLEDGE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES, EXCEPT WITH RESPECT TO THE PERFECTION OF SECURITY INTERESTS GRANTED UNDER THIS PLEDGE AS TO WHICH THE LAWS OF THE DISTRICT OF COLUMBIA SHALL APPLY.

                 30.      Consent to Jurisdiction, Waiver of Jury Trial.

                 (a) PLEDGOR, TO THE EXTENT THAT PLEDGOR MAY LAWFULLY DO SO, HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF PLEDGOR'S OBLIGATIONS HEREUNDER OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS PLEDGOR MAY HAVE AS TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, TO THE EXTENT THAT PLEDGOR MAY LAWFULLY DO SO, PLEDGOR CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR U.S. CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO PLEDGOR AT THE ADDRESS SPECIFIED PURSUANT TO SECTION 14 OF THIS PLEDGE AGREEMENT. TO THE EXTENT PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT ATTACHMENT IN AID OF EXECUTION OR OTHERWISE WITH RESPECT TO PLEDGOR OR PLEDGOR'S PROPERTY, PLEDGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF PLEDGOR'S OBLIGATIONS UNDER THIS PLEDGE AGREEMENT.

                 (b) PLEDGOR HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS PLEDGE AGREEMENT.

                 31. Execution in Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

                 IN WITNESS WHEREOF, Pledgor and Collateral Agent have executed this Pledge Agreement as of the date set forth above.

                                        PLEDGOR:

                                        /s/ Ronald S. Haft
                                        --------------------------
                                        Ronald S. Haft


                                        COLLATERAL AGENT:


                                        DART GROUP CORPORATION, as
                                        Collateral Agent and Bailee
                                        for Dart Group Corporation and
                                        Cabot-Morgan Realty Company


                                        By:/s/ Robert A. Marmon
                                           --------------------------
                                             Name:
                                             Title:

                                   EXHIBIT A
                                       to
                                PLEDGE AGREEMENT



                                 Pledged Stock




  Name and Address                          Description of                          Certificate
  of Pledgor                                Pledged Stock                           Numbers
  ----------------                          --------------                          -----------
  Ronald S. Haft                          400 Shares of Common Stock, par               1
  2435 California Street, N.W.            value $1.00 per share, of
  Washington, D.C. 20008                  CP/Greenbriar Retail, Inc.

                                          400 shares of Common Stock, par               1
                                          value $1.00 per share, of
                                          CP/Greenbriar Office, Inc.

                                          300 shares of Common Stock, par         Not Numbered
                                          value $1.00 per share of Bull Run,
                                          Inc.

                                   EXHIBIT B
                                       to
                                PLEDGE AGREEMENT



                        Form of Irrevocable Stock Power




                                  STOCK POWER



         FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to _____________________________________ _____ shares of Common Stock,
$1.00 par value per share, of __________________________________, a
___________________ corporation, (the "Corporation"), represented by Certificate No. ____ (the "Stock"), standing in the name of the undersigned on the books of said corporation and does hereby irrevocably constitute and appoint ___________________________________ as the undersigned's true and lawful attorney, for it and in its name and stead, to sell, assign and transfer all or any of the Stock, and for that purpose to make and execute all necessary acts of assignment and transfer thereof; and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.



Dated:
       ----------------------------


------------------------------------------
Ronald S. Haft